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                      SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 June 26, 2000


                        HERITAGE FINANCIAL CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)


        WASHINGTON                       0-29480                  91-1857900
----------------------------           ------------           ------------------
(State or other jurisdiction           (Commission               IRS Employer
     of incorporation)                 File Number)           Identification No.


                       205 Fifth Avenue S.W.
                            Olympia WA                     98501
            -----------------------------------------    ----------
            (Address of principal executive officers:    (Zip Code)


      Registrant's telephone number, including area code: (360) 943-1500
                                                          --------------


ITEM 5 - OTHER EVENTS

On June 26, 2000, Heritage Financial Corporation announced that its Board of Directors had authorized the purchase of an additional ten percent (10%), or approximately 890,000 shares, of its outstanding stock in the open market or in privately negotiated transactions for an aggregate targeted repurchase of approximately 27% of its outstanding shares since the stock repurchase program was announced on October 22, 1999. As of June 23, 2000, Heritage had purchased 1,974,000 shares or about 18% of its total outstanding shares. The news release regarding this increase in targeted stock repurchases is attached to this filing.
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ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements - not applicable

     (b)  Pro forma financial information - not applicable

     (c)  Exhibits:

          99   News Release issued by Heritage, dated June 26, 2000



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  June 28, 2000

                                        HERITAGE FINANCIAL CORPORATION


                                        By:   /s/ Donald V. Rhodes
                                           -------------------------------------
                                            Donald V. Rhodes
                                            Chairman, President and Chief
                                            Executive Officer